SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     April 27, 2016

                          INTERFACE, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 437-6800

                                       Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 27, 2016, the Company issued a press release reporting its financial results for the first quarter of 2016 (the “Earnings Release”). A copy of the Earnings Release is included as Exhibit 99.1 hereto and hereby incorporated by reference.  The information set forth in this Item 2.02, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 7.01     REGULATION FD DISCLOSURE.

On April 27, 2016, the Company also announced that its Board of Directors amended the Company’s share repurchase program to authorize the repurchase of up to $50 million of the Company’s outstanding shares of common stock, commencing as of today. The program has no specific expiration date. Purchases made pursuant to the program may be made in either the open market or in privately negotiated transactions from time to time, including pursuant to a 10b5-1 plan, as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The program does not require the Company to repurchase any specific number or amount of shares and may be amended, suspended or discontinued at any time in the Company’s discretion and without notice.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements of Businesses Acquired.

None.

(b)     Pro Forma Financial Information.

None.

(c)     Shell Company Transactions.

None.

(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release of Interface, Inc., dated April 27, 2016, reporting its financial results for the first quarter of 2016 (furnished pursuant to Item 2.02 of this Report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President
Date: April 27, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Interface, Inc., dated April 27, 2016, reporting its financial results for the first quarter of 2016 (furnished pursuant to Item 2.02 of this Report).